Exhibit 10.9

For reference only

SALE AND PURCHASE AGREEMENT

PARTY A:

MOCHA SLOT GROUP LIMITED, a company incorporated in the British Virgin Islands, with a registered Macau branch in Macau, at Rua de Foschan, n.º 51, Edifício Centro Comercial San Kin Ip, 3º andar F, registered with the Macau Commercial and Moveable Assets Registry under the number 20117, herein duly represented by LAWRENCE HO and TED CHAN, as the Company representatives, hereinafter referred to as Party A;

PARTY B

PBL DIVERSÕES (Macau), S.A., a company with its registered office in Macau, at Av. Dr. Mário Soares, n.º 25, Edifício Montepio, n.º 1, compartimento 13, registered with the Commercial and Moveable Assets Registry under number 24325, herein duly represented by Manuela António, hereinafter referred to as Party B;

Whereas;

a.	Party A is the owner and lawful holder of the several moveable assets affected to the operation of the slot machine halls known as “Mocha Clubs”, among others the gaming equipment and machines for operation of games of chance that are listed in Schedules I and II which are an integral part of this agreement;
b.	It was recently attributed to Party B a subconcession to explore games of fortune and chance and other games in casinos in the Macau SAR, under which Party B will be exploring directly the abovementioned “Mocha Clubs” and therefore needs to acquire the equipment inherent to such activity.

This sale and purchase agreement is executed freely and in good faith and will be ruled by the following terms and conditions, which the parties hereby stipulate and accept and of which the precedent recitals are an integral part of and that the parties hereby declare to be essential conditions to the execution of this agreement.

Clause 1

Party A undertakes to sell to Party B free of any duties or charges, the moveable assets listed in the attached schedules one and two of this agreement, and Party B undertakes to buy the mentioned assets.

Clause 2

For the purchase mentioned in the preceding clause Party B shall pay the consideration of in the amount of MOP$1,00 (one pataca).

Clause 3

The payment of the consideration mentioned in the previous clause is made on the date of execution of this agreement and Party A gives the duly acquittance of such payment.

Clause 4

The equipment and machines listed in Schedules I and II sold under the terms of this agreement are delivered to Party B on the date of execution of this agreement.

Clause 5

This agreement is governed by the legislation in force in the Macau SAR and the courts of the Macau SAR shall have jurisdiction to decide on any conflicts which are not settled by agreement of the parties.

This contract shall have only one original, which will be filed in the lawyer’s office that will testify this agreement, and two certified copies will be extracted and delivered to which one of the parties.

Party A

/s/

/s/

Party B

/s/

Witness

[Schedule I and Schedule II: description of equipment and machines at Mocha Clubs]